Exhibit 99.2

Press / Investor Contact:

Bonnie Ortega

Director, Investor/Public Relations

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES APPEXIUM™ A NEW WEIGHT LOSS

MANAGEMENT DIETARY SUPPLEMENT TO EXPAND

MEDPODIUM’S HEALTHY LIFESTYLE PRODUCT INITIATIVE

SAN DIEGO, CA – September 9, 2010 – Cardium Therapeutics (NYSE Amex: CXM) today announced the addition of a new weight management product Appexium™, to Cardium’s MedPodium™ product line. Appexium, a plant-derived non-prescription dietary supplement to be marketed under the trade name Linée™, is designed to manage weight by lowering appetite and hunger in order to reduce caloric intake and facilitate weight loss. Cardium is planning to formally launch its MedPodium product line in October. The addition of Appexium represents an important step toward broadening the Company’s advanced skin care line to include additional healthy lifestyle medicinals.

Appexium, taken orally an hour before meals and snacks, is designed to physiologically send a satiety signal to the brain to effectively reduce appetite. Appexium’s active ingredient is a highly-concentrated extract from white potato, standardized to Proteinase Inhibitor-II (PI-2), that promotes the release cholecystokinin (CCK), a natural peptide hormone secreted by the small intestine and released into the blood stream. CCK is a well-researched peptide that is believed to play an important role in modulating appetite and hunger. Appexium’s custom formulation contains a blend of PI-2, vitamin D and vitamin B-12, which is filled into small, easy swallow, pharmaceutical-quality capsules. Appexium may be used as a stand-alone product, integrated as part of exercise, yoga and other fitness programs, or used in concert with popular weight-loss and dietary meal plan programs to enhance plan compliance and improve results.

“We are pleased to announce the addition of Appexium to our MedPodium lifestyle medicinal brand initiative. Following our planned launch of the MedPodium product platform in October, which will initially include seven podiatry-focused advanced skin care products and Appexium, we plan to further broaden and expand our MedPodium brand initiative to encompass other lifestyle medicinals that may include neurologics, metabolics and aesthetics designed to address emerging lifestyle issues for highly-targeted market segments. Our products will initially be available through Cardium’s MedPodium web-based boutique. Following market launch we also plan to market and sell certain products through various select distributors or retailers in the United States,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About Appexium

Appexium is a dietary supplement based on the use of Proteinase Inhibitor-II (PI-2), a naturally-occurring protein derived from white potato that is a commonly consumed food and generally recognized as safe. While extracted and concentrated, PI-2 is not altered chemically. It is designed to physiologically send a satiety signal to the brain in order to reduce appetite and hunger. Its mechanism of action does not rely on absorbing fat or causing fullness or bloating in the gastrointestinal (GI) tract as in many other weight loss aids and dietary supplements that are sometimes not well tolerated due to discomfort, GI bloating and irregular bowel discharge. Based on independent clinical studies, Appexium’s active ingredient promotes the release of clinically meaningful levels of cholecystokinin (CCK) that may increase feelings of fullness and therefore help to reduce the amount of food eaten daily.(1)(2) While exercise is important, years of research has suggested that the most effective means of ensuring weight loss in the average healthy person is by reducing total daily caloric intake. The CCK satiety mechanism of action has been well researched. Based on a multi-site, randomized, double-blind, controlled clinical study, patients receiving the PI-2 active ingredient, twice daily before the two largest meals, had statistically significant reductions in overall weight as well as in waist and hip measurements, as compared to placebo.(3)

About MedPodium

The MedPodium product line initially included seven podiatry-focused advanced skin care products designed to promote health and comfort and support preventative care, self examination and early detection of foot ulcers, especially for diabetic patients with lower extremity neuropathy. The MedPodium podiatry-focused skin care products have been formulated to include blended natural and botanical ingredients, and have no artificial colors and fragrances. The various products contain exfoliants to promote the release of dead skin cells and stimulate the production of new skin cells, natural vitamin antioxidants, as well as other nutrient-rich elements to promote soft, supple and healthy skin. The addition of Appexium further broadens and expands Cardium’s in-house MedPodium brand initiative to encompass other healthy lifestyle medicinals.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium lifestyle medicinals brand platform. The Company’s lead product candidates include: (1) Excellagen™ topical gel, for wound care management, which Cardium plans to market launch in the fourth quarter subject to pending FDA 510(k) clearance; and (2) Generx®, a DNA-based angiogenic cardiovascular biologic for patients in international markets with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that the MedPodium product platform will be commercially successful or will effectively enhance our businesses or their market value, that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities, that Appexium or our other products will prove to be sufficiently safe and effective after introduction into a broader patient population, that the FTC will accept the clinical studies cited in this release as substantiation for the product claims; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use, that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive, that FDA or other health regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line, that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value, or that any of the third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

1.	Badman, MK, Flier, JS. The Gut and Energy Balance: Visceral Allies in the Obesity Wars. (2005) Science. 307: 1909-1914

2.	Hu, J, Edmonson B, Radosevich J. The effectiveness of potato proteinase inhibitor II in promoting satiety in healthy human subjects: VAS summary. Kemin Consumer Care White Paper. 2004

3.	Dana, S. A randomized, double-blind, placebo-controlled clinical study demonstrates Slendesta potato extract is a safe and effective tool for promoting weight reduction. Kemin Consumer Literature

Note: The statements in this press release have not been evaluated by the Food and Drug Administration. Appexium is not intended to diagnose, treat, cure or prevent any disease.

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Cardium Therapeutics™ Generx® and MedPodium™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, Appexium™ and Lińee™

are trademarks of Tissue Repair Company. (Other trademarks belong to their respective owners)